UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 12, 2012

Wells Mid-Horizon Value-Added Fund I, LLC
(Exact Name of Registrant as Specified in Charter)

Georgia	000-53626	20-3192853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Execution of a Purchase and Sale Agreement

On March 12, 2012, Wells Mid-Horizon Value-Added Fund I, LLC (the “Registrant”) entered into an agreement to sell two separate two-story office buildings containing a combined total of approximately 146,000 rentable square feet and a three-story parking garage located in Austin, Texas (the “Parkway at Oak Hill Buildings”) to Rorasa, Inc., an unaffiliated third party, for a gross sales price of $31,500,000, exclusive of adjustments and closing costs. An earnest money deposit of $300,000 is due from Rorasa, Inc. within three business days and will become non-refundable on April 9, 2012, the current expiration date of the inspection period, unless extended. If the inspection period is extended, $100,000 of the initial earnest money deposit becomes non-refundable. The Registrant expects the closing of this transaction to occur during the second quarter of 2012; however, there are no assurances regarding when or if this sale will be completed. The Registrant owns 100% of the Parkway at Oak Hill Buildings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (Registrant)

	By:	WELLS INVESTMENT MANAGEMENT COMPANY, LLC (Manager)

March 14, 2012		/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams Principal Financial Officer, Senior Vice President, Secretary and Treasurer of Wells Investment Management Company, LLC